[DSI327]














                               CUSTODIAN AGREEMENT


                                     BETWEEN

                          DOMINI SOCIAL INDEX PORTFOLIO

                                       AND

                         INVESTORS BANK & TRUST COMPANY


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                                TABLE OF CONTENTS


1.      Bank Appointed Custodian...............................................1

2.      Definitions
               (a)    Authorized Person........................................1
               (b)    Security.................................................1
               (c)    Portfolio Security.......................................1
               (d)    Officers' Certificate....................................2
               (e)    Federal Book-Entry System................................2
               (f)    Depository...............................................2

3.      Proper Instructions....................................................2

4.      Separate Accounts......................................................2

5.      Certification as to Authorized Persons.................................3

6.      Custody of Cash and Securities of the Fund.............................3
               A.     Cash.....................................................3
                      (a)    Purchase of Securities............................3
                      (b)    Redemptions.......................................3
                      (c)    Distributions and Expenses of Fund................4
                      (d)    Payment in Respect of Securities..................4
                      (e)    Repayment of Loans................................4
                      (f)    Repayment of Cash.................................4
                      (g)    Other Authorized Payments.........................4
                      (h)    Termination.......................................4
               B.     Securities...............................................5
                      (a)    Use of Federal Book-Entry System..................5
                      (b)    Use of a Depository...............................7
                      (c)    Use of Book-Entry System for Commercial Paper.....8
                      (d)    Use of Book-Entry System for Mutual Fund Shares...9
               C.     Options and Futures Transactions.........................9
                      (a)    Puts and Calls Traded on Securities Exchanges,
                             NASDAQ or Over-the[-]Counter......................9
                      (b)    Puts, Calls and Futures Traded
                             on Commodities Exchanges.........................10
                      (c)    Segregated Account...............................10


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               D.     Segregated Account for "when issued",
                      "forward commitment" and Reverse
                      Repurchase Agreement Transactions.......................11

               E.     Interest Bearing Call or Time Deposits..................11

7.      Transfer of Securities................................................12

8.      Redemptions...........................................................13

9.      Merger, Dissolution, etc. of Fund.....................................13

10.     Actions of Bank Without Prior Authorization...........................14

11.     Maintenance of Records; Fund Evaluation, Accounting Services..........15

12.     Concerning the Bank...................................................16
        A.     Performance of Duties..........................................16
        B.     Fees and Expenses of Bank......................................17
        C.     Advances by Bank...............................................17

13.     Termination...........................................................18

14.     Notices...............................................................19

15.     Amendments............................................................19

16.     Parties...............................................................19

17.     Governing Law.........................................................19

18.     Limitation of Liability of the Trustees and Shareholders..............19


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                               CUSTODIAN AGREEMENT


        AGREEMENT made this ____ day of ____________, 199__ between DOMINI SOCIAL INDEX PORTFOLIO, a trust established under the laws of the State of New York (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts ("Bank").

        The Fund, an open-end management investment company, desires to place and maintain all of its portfolio securities and cash in the custody of the Bank. The Bank has at least the minimum qualifications required by Section 17(f)(1) of the Investment Company Act of 1940, as amended (the "Act"), to act as custodian of the portfolio securities and cash of the Fund, and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

        1. BANK APPOINTED CUSTODIAN. The Fund hereby appoints the Bank as custodian of its portfolio securities and cash delivered to the Bank as hereinafter described, and the Bank agrees to act as such upon the terms and conditions hereinafter set forth.

        2. DEFINITIONS. Whenever used herein, the terms listed below will have the following meaning:

               (a) AUTHORIZED PERSON. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Fund by appropriate resolution of the Board of Trustees of the Fund (the "Board of Trustees").

               (b) SECURITY. The term security as used herein will have the same meaning as when such term is used in the Securities Act of 1933 as amended, including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing and futures, forward contracts and options thereon.

               (c) PORTFOLIO SECURITY. Portfolio Security will mean any security owned by the Fund.



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               (d) OFFICER'S CERTIFICATE. Officer's Certificate will mean unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any two Authorized Persons of the Fund.

               (e) FEDERAL BOOK-ENTRY SYSTEM. Federal Book-Entry System shall mean the Federal Reserve Treasury Department Book Entry System for the United States government, instrumentality and agency securities operated by the Federal Reserve Banks, its successor or successors and its nominee or nominees.

               (f) DEPOSITORY. Depository shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"), its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Act, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Fund's Board of Trustees.

        3. PROPER INSTRUCTIONS. Proper Instructions shall mean (i) instructions regarding the purchase or sale of Securities for the portfolio of the Fund, and payments and deliveries in connection therewith, given by an Authorized Person, such instructions to be given in such form and manner as the Bank and the Fund shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by an Authorized Person. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by an Authorized Person. The Fund shall cause all oral instructions to be promptly confirmed in writing. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of the Bank with respect to any follow-up or confirmatory instruction, shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act the Fund shall give the Bank specific Proper Instructions as to the action required. Upon receipt of an Officer's Certificate as to the authorization by the Board of Trustees of the Fund, accompanied by a detailed description of procedures approved by the Fund, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Bank are satisfied that such procedures afford adequate safeguards for the Fund's assets.

        4. SEPARATE ACCOUNTS. In the event that the Fund establishes one or more series or portfolios in addition to any established on the date hereof, with respect to which it desires to have the Bank render services as custodian under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series or portfolios shall be treated for all purposes as a Fund hereunder.

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        5. CERTIFICATION AS TO AUTHORIZED PERSONS. The Secretary or Assistant
Secretary of the Fund will at all times maintain on file with the Bank his certification to the Bank, in such form as may be acceptable to the Bank, of (i) the names and signatures of the Authorized Persons and (ii) the names of the members of the Board of Trustees of the Fund, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Fund will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officer's Certificate given to it by the Fund which has been signed by officers named in the most recent certification.

        6. CUSTODY OF CASH AND SECURITIES. As custodian for the Fund, the Bank will keep safely all of the Portfolio Securities delivered to the Bank, and will deposit to the account of the Fund all of the cash of the Fund delivered to the Bank, as set forth below.

        A. CASH. The Bank will open and maintain a separate account or accounts in the name of the Fund or in the name of the Bank, as custodian of the Fund, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Except as otherwise permitted by this Section 6, the Bank will hold in such account or accounts as custodian, subject to the provisions hereof, all cash received by it, including borrowed funds, for the account of the Fund. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding shares of beneficial interest ("Common Stock") of the Fund, notification from the Fund's transfer agent as provided in Section 8, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 6(A), specifying the applicable subsection, or describing such purpose with sufficient particularity to permit the Bank to ascertain the applicable subsection, the Bank will make payments of cash held for the accounts of the Fund, insofar as funds are available for that purpose, only as permitted in (a)-(h) below.

               (a) PURCHASE OF SECURITIES: upon the purchase of Portfolio Securities for the Fund, against contemporaneous receipt of such Securities by the Bank registered in the name of the Fund or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank in the case of Portfolio Securities which are not physically held by the Bank as permitted by this Section 6, each such payment to be made at the purchase price shown on a broker's confirmation (or transaction report in the case of Book Entry Paper) of purchase of the Portfolio Securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

               (b) REDEMPTIONS: in such amount as may be necessary for the repurchase or redemption of shares of [C]ommon [S]tock of the Fund offered for repurchase or redemption in accordance with Section 8 of this Agreement;

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               (c) DISTRIBUTIONS AND EXPENSES OF FUND: for the payment on the account of the Fund of dividends or other distributions to shareholders as may from time to time be declared by the Board of Trustees of the Fund, interest, taxes, management or supervisory fees, distribution fees including fees under any 12b-1 plan, fees of the Bank for its services hereunder and reimbursement of the expenses and liabilities of the Bank as provided hereunder, fees of any service organization, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of the Fund;

               (d) PAYMENT IN RESPECT OF SECURITIES: for payments in connection with the conversion, exchange or surrender of Portfolio Securities or Securities subscribed to by the Fund held by or to be delivered to the Bank;

               (e) REPAYMENT OF LOANS: to repay loans of money made to the Fund but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan;

               (f) REPAYMENT OF CASH: to repay the cash delivered to the Fund for the purpose of collateralizing the obligation to return to the Fund certificates borrowed from the Fund representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed certificates;

               (g) OTHER AUTHORIZED PAYMENTS: for other authorized transactions of the Fund, or other obligations of the Fund incurred for proper Fund purposes; provided that before making any such payment the Bank will also receive a certified copy of a resolution of the Board of Trustees signed by an Authorized Person of the Fund (other than the Person certifying such resolution) and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Fund, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose; and

               (h) TERMINATION: upon the termination of this Agreement as hereinafter set forth pursuant to Section 9 and Section 13 of this Agreement.

        The Bank is hereby authorized to endorse for collection and collect on behalf of and in the name of the Fund all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Fund.

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        B. SECURITIES. Except as otherwise provided in this Section 6, the Bank as custodian, will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may now or hereafter be delivered to it by or for the account of the Fund. All such Portfolio Securities will be held or disposed of by the Bank for, and subject at all times to, the instructions of the Fund pursuant to the terms of this Agreement. Subject to the specific provisions of this Section 6 relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officer's Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or Regulations or under the laws of any State. The Bank will use its best efforts to the end that the specific Portfolio Securities held by it hereunder will be at all times identifiable.

        The Bank will use the same care with respect to the safekeeping of Portfolio Securities and cash of the Fund held by it as it uses in respect of its own similar property but it need not maintain any special insurance for the benefit of the Fund. The Bank shall make available to the Fund, upon request, information relating to its insurance coverage.

        The Fund will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.

        Neither the Bank nor any nominee of the Bank will vote any of the Portfolio Securities held hereunder by or for the account of the Fund, except in accordance with Proper Instructions or an Officer's Certificate.

        The Bank will execute and deliver, or cause to be executed and delivered, to the Fund all notices, proxies and proxy soliciting materials with respect to such Portfolio Securities, such proxies to be executed by the registered holder of such Portfolio Securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

               (a) USE OF FEDERAL BOOK-ENTRY SYSTEM. Provided (i) the Bank has received a certified copy of a resolution of the Board of Trustees of the Fund specifically approving deposits of Fund assets in the Book-Entry System, indicating that, and (ii) for each year following such approval, the Board of Trustees of the Fund has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that it has withdrawn its approval:

        1. The Bank may keep Portfolio Securities in the Federal Book-Entry System provided that such Securities are represented in an account ("Account") of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers.

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        2. The records of the Bank (and any such agent) with respect to the
Fund's participation in the Federal Book-Entry System through the Bank (or any such agent) will identify by Book-Entry Portfolio Securities which are included with other Securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Fund. Where Securities are transferred to the Fund's account, the Bank shall also, by book entry or otherwise, identify as belonging to the Fund a quantity of Securities in fungible bulk (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve Bank.

        3. The Bank (or its agent) shall pay for Securities purchased for the account of the Fund or shall pay cash collateral against the return of Portfolio Securities loaned by the Fund upon (i) receipt of advice from the Federal Book-Entry System that such Securities have been transferred to the Account, and
(ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Fund. The Bank (or its agent) shall transfer Securities sold or loaned for the account of the Fund upon[:]

               (a) receipt of advice from the Federal Book-Entry System that payment for Securities sold or payment of the initial cash collateral against the delivery of Portfolio Securities loaned by the Fund has been transferred to the Account, and

               (b) the making of an entry on the records of the Bank (or its agent) to reflect such transfer and payment for the account of the Fund. Copies of all advises from the Federal Book-Entry System of transfers of Securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Bank and shall be provided to the Fund at its request. The Bank shall send the Fund a confirmation, as defined by Rule 17f-4 under the Act, of any transfers to or from the account of the Fund.

        4. The Bank will promptly provide the Fund with any report obtained by the Bank or its agent on the Federal Book-Entry System's accounting system, internal accounting control and procedures for safeguarding Securities deposited in the Federal Book-Entry System. The Bank will provide the Fund and cause any such agent to provide, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding Portfolio Securities, including Portfolio Securities deposited in the Federal Book-Entry System, relating to the services provided by the Bank or such agent under the Agreement.

        5. Anything to the contrary in the Agreement notwithstanding, the Bank shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Federal Book-Entry System by reason of any gross negligence, willful misfeasance or bad faith of the Bank or any of its agents or of any of its or their employees or from any reckless disregard by the Bank or any such agent of its duty to enforce effectively such rights as it may have against the Federal Book-Entry System; at the election of the Fund, it shall be entitled to be subrogated for the Bank in any claim against the Federal Book-Entry System or any other person which the Bank or its agent may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any loss or damage.

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        (b) USE OF A DEPOSITORY. Provided (i) the Bank has received a certified copy of a resolution of the Fund's Board of Trustees specifically approving deposits in DTC or other such Depository and (ii) for each year following such approval, the Board of Trustees of the Fund has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that it has withdrawn its approval:

               1. The Bank may use a Depository to hold, receive, exchange, release, lend, deliver and otherwise deal with Portfolio Securities, including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of the Fund all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof.

               2. Registration of the Portfolio Securities may be made in the name of any nominee or nominees used by such Depository.

               3. Payment for Portfolio Securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Securities for the account of the Fund, payment will be made only upon delivery of the Securities to or for the account of the Fund and the Fund shall pay cash collateral against the return of Portfolio Securities loaned by the Fund only upon delivery of the Portfolio Securities to or for the account of the Fund; and upon any sale of Portfolio Securities for the account of the Fund, delivery of the Portfolio Securities will be made only against payment thereof or, in the event Portfolio Securities are loaned, delivery of Portfolio Securities will be made only against receipt of the initial cash collateral to or for the account of the Fund.

               4. The Bank shall be subject to the same liability and duty to the Fund and its shareholders with respect to all Portfolio Securities and all cash, stock dividends, rights and items of like nature to which the Fund is entitled, held or received by a central securities system as agent for the Bank, pursuant to the foregoing authorization, as if the same were held or received by the Bank at its own offices. In this connection, with respect to the use of the Depository by the Bank but without limiting the foregoing duty or liability, the Bank, without cost to the Fund, shall ensure that:

                      (a) The Depository obtains replacement of any certificated
               Portfolio Security deposited with it in the event such Portfolio Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;

                      (b) Any proxy materials received by Depository with
               respect to Portfolio Securities deposited with such Depository are forwarded[.] immediately to the Bank for prompt transmittal to the Fund;

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                      (c) Such Depository immediately forwards to the Bank
               confirmation of any purchase or sale of Securities for the account of the Fund and of the appropriate book entry made by such Depository to the Fund's account;

                      (d) Such Depository prepares and delivers to the Bank such records with respect to the performance of the Bank's obligations and duties hereunder as may be necessary for the Fund to comply with the recordkeeping requirements of Section 31(a) of the Act and Rule 31a-1 thereunder; and

                      (e) Such Depository delivers to the Bank and the Fund all
               internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Fund may reasonably request in order to verify the Portfolio Securities held by such Depository.

        (c) USE OF BOOK-ENTRY SYSTEM [F]OR COMMERCIAL PAPER. Provided (i) the Bank has received a certified copy of a resolution of the Fund's Board of Trustees specifically approving participation in a system maintained by the Bank for the holding of commercial paper in book-entry form ("Book Entry Paper") and
(ii) for each year following such approval the Board of Trustees of the Fund has received and approved the arrangements, upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that the Fund has purchased such Issuer's Book Entry Paper, the Bank shall issue and hold in book-entry form, on behalf of the Fund, commercial paper issued by issuers with whom the Bank has entered into a book-entry agreement (the "Issuers"). In maintaining its Book Entry Paper System, the Bank agrees that:

               1. the Bank will maintain all Book Entry Paper held by the Fund in an account of the Bank that includes only assets held by it for customers;

               2. the records of the Bank with respect to the Fund's purchase of Book Entry Paper through the Bank will identify, by book entry, Commercial Paper belonging to the Fund which is included in the Book Entry Paper System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Fund.

               3. (a) The Bank shall pay for Book Entry Paper purchased for the account of the Fund upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Fund.

                      (b) The Bank shall cancel such Book Entry Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book Entry Paper has been transferred to the Fund, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Fund.

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               4. the Bank shall transmit to the Fund a transaction journal confirming each transaction in Book Entry Paper for the account of the Fund on the next business day following the transaction[.]

               5. the Bank will send to the Fund such reports on its system of internal accounting control as the Fund may reasonably request from time to time.

        (d) USE OF BOOK-ENTRY SYSTEM FOR MUTUAL FUND SHARES. Provided (i) the Bank has received a certified copy of a resolution of the Board of Trustees of the Fund specifically approving the maintenance of shares of mutual funds which are Portfolio Securities in the book-entry systems of such mutual funds' transfer agents, and (ii) for each year following such approval, the Board of Trustees of the Fund has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that it has withdrawn its approval:

               1. The Bank may keep Portfolio Securities which are mutual fund shares in the book-entry systems of the mutual funds['] transfer agents, provided that such mutual fund shares are maintained directly with the transfer agents in an account in the name of the Bank or the Bank's nominee as custodian for the Fund.

               2. The transfer agents will maintain segregated accounts representing only assets held for the Bank, as custodian of the Fund.

               3. The Bank will send to the Fund copies of all confirmations received from the transfer agents of any transfers to or from the account of the Fund.

               4. The Bank shall send to the Fund reports on its system of internal accounting control as the Fund may reasonably request from time to time.

C.      OPTIONS AND FUTURES TRANSACTIONS.

        (a) PUTS AND CALLS TRADED ON SECURITIES EXCHANGES, NASDAQ OR OVER-THE-COUNTER.

               1. The Bank shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by the Fund regarding escrow or other arrangements (i) in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions between the Bank, any broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. ("NASD"), and, if necessary, the Fund relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

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               2. Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that the Fund has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Fund. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Fund, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a [s]egregated [a]ccount [(the "Segregated Account)] as described in sub-paragraph c of this Section 6(C). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Fund that the amount of such collateral held by a broker or held in a Segregated Account as described in sub-paragraph (c) of this Section 6(C) is sufficient to protect such broker or the Fund against any loss;
        (ii) effect the return of any collateral delivered to a broker; or (iii) advise the Fund that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Fund.

        (b)    PUTS, CALLS AND FUTURES TRADED ON COMMODITIES EXCHANGES.

               1. The Bank shall take action as to puts, calls and futures contracts ("Futures") purchased or sold by the Fund in accordance with the provisions of any agreement among the Fund, the Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding [with] transactions by the Fund.

               2. The responsibilities and liabilities of the Bank as to Futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in sub-paragraph (a)(2) of this Section 6(C) as if such sub-paragraph referred to Futures Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

        (c) SEGREGATED ACCOUNT

        The Bank shall upon receipt of Proper Instructions establish and maintain a Segregated Account or Accounts for and on behalf of the Fund, into which Account or Accounts may be transferred cash and/or Portfolio Securities including Portfolio Securities maintained in an Account by the Bank pursuant to
Section 6(B) hereof, (i) in accordance with the provisions of any agreement among the Fund, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organization or organizations regarding escrow or other arrangements in connection with transactions by the Fund, and (ii) for the purpose of segregating cash or Securities in connection with options purchased, or written by the Fund or commodity futures purchased or written by the Fund, and (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees of the Fund, or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

        D. SEGREGATED ACCOUNT FOR "WHEN ISSUED", "FORWARD COMMITMENT" AND REVERSE REPURCHASE AGREEMENT TRANSACTIONS. Notwithstanding any other provisions of this Section 6, the Bank will maintain a [S]egregated [A]ccount [] in the name of the Fund (i) for the deposit of liquid assets, such as cash, U.S. Government Securities or other high grade debt obligations, having a market value (marked to the market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all the Fund's then outstanding forward commitment or "when issued" agreements relating to the purchase of Portfolio Securities and all the Fund's then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms, and
(ii) for the deposit of any Portfolio Securities which the Fund has agreed to sell on a forward commitment basis, all in accordance with Securities and Exchange Commission Release No. IC-10666. No assets shall be deposited in the Segregated Account except pursuant to Proper Instructions. Assets maybe withdrawn from the segregated account pursuant to Proper Instructions only (a) for sale or delivery to meet the Fund's obligations under outstanding firm commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements, (b) for exchange for other liquid assets of equal or greater value deposited in the Segregated Account, (c) to the extent that the Fund's outstanding forward commitment or when-issued agreements for the purchase of Portfolio Securities or reverse repurchase agreements are sold to other parties or the Fund's obligations thereunder are met from assets of the Fund other than those in the Segregated Account, or (d) for delivery upon settlement of a forward commitment agreement for the sale of Portfolio Securities.

        E. INTEREST BEARING CALL OR TIME DEPOSITS. The Bank shall, upon receipt of Proper Instructions relating to the purchase by the Fund of interest bearing fixed term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of the Fund appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio Securities of the Fund and the responsibility of the Bank therefore shall be the same as and no greater than the Bank's responsibility in respect of other Portfolio Securities of the Fund.

        7. TRANSFER OF SECURITIES. The Bank will transfer, exchange, deliver or release Portfolio Securities held by it hereunder, insofar as such Securities are available for such purpose, provided that before making any transfer, exchange, delivery or release under this Section the Bank will receive Proper Instructions requesting such transfer, exchange or delivery stating that it is for a purpose permitted under the terms of this Section 7, specifying the applicable subsection, or describing the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection, only

               (a) upon sales of Portfolio Securities for the account of the Fund, against contemporaneous receipt by the Bank of payment therefor in full, each such payment to be in the amount of the sale price shown in a broker's confirmation of sale of the Portfolio Securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

               (b) in exchange for or upon conversion into other Securities alone or other Securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise;

               (c) upon conversion of Portfolio Securities pursuant to their terms into other Securities;

               (d) upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities;

               (e) for the purpose of redeeming in kind shares of [C]ommon [S]tock of the Fund upon authorization from the Fund;

               (f) in the case of option contracts owned by the Fund, for presentation to the endorsing broker;

               (g) when such Portfolio Securities are called, redeemed or retired or otherwise become payable;

               (h) for the purpose of effectuating the pledge of Portfolio Securities held by the Bank pursuant to this Agreement in order to collateralize loans made to the Fund by any bank, including the Bank; provided, however, that such Portfolio Securities will be released only upon payment to the Bank for the account of the Fund of the moneys borrowed, except that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, further Portfolio Securities may be released for that purpose without any such payment. In the event that any such pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Fund from the lender in accordance with the normal procedures of the lender, that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender;

               (i) for the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such Security, as set forth in Proper Instructions received by the Bank before such payment is made;

               (j) for the purpose of tendering shares pursuant to a tender offer therefor;

               (k) for the purpose of delivering Portfolio Securities lent by the Fund to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided in this Section 6, of adequate collateral as agreed upon from time to time by the Fund and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such Securities entered into by the Fund;

               (l) for other authorized transactions of the Fund or for other proper corporate purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolution of the Board of Trustees of the Fund, signed by an authorized officer of the Fund (other than the officer certifying such resolution) and certified by its Secretary or Assistant Secretary, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Fund or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made; and

               (m) upon termination of this Agreement as hereinafter set forth pursuant to Section 9 and Section 13 of this Agreement.

        As to any deliveries made by the Bank pursuant to subsections (a), (b),
(c), (d), (f), (g), (h), (i), (j) and (k) Portfolio Securities or cash receivable in exchange therefor shall be delivered to the Bank.

        8. REDEMPTIONS. In the case of payment of assets of the Fund held by the Bank in connection with redemptions and repurchases by the Fund of outstanding shares of its [C]ommon [S]tock, the Bank will rely on notification by the Fund's transfer agent of receipt of a request for redemption and certificates, if issued, in proper form for redemption before such payment is made. Payment shall be made in accordance with the Declaration of Trust of the Fund, from assets available for said purpose.

        9. MERGER, DISSOLUTION, ETC. OF FUND. In the case of the following transactions, in the ordinary course of business, namely, the merger of the Fund into or the consolidation of the Fund with another investment company, the sale by the Fund of all, or substantially all of its assets to another investment company, or the liquidation or dissolution of the Fund and distribution of its assets, the Bank will deliver the Portfolio Securities held by it under this Agreement and disburse cash only upon the order of the Fund set forth in an Officer's Certificate, accompanied by a certified copy of a resolution of the Fund's Board of Trustees authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of the fees, disbursements and expenses of the Bank, this Agreement will terminate.

       10. ACTIONS OF BANK WITHOUT PRIOR AUTHORIZATION. Notwithstanding anything herein to the contrary, unless and until the Bank receives an Officer's Certificate to the contrary, it will without prior authorization or instruction of the Fund or the transfer agent:

               (a) Receive and hold for the account of the Fund hereunder and deposit in the account or accounts referred to in Section 6 hereof, all income, dividends, interest and other payments or distribution of cash with respect to the Portfolio Securities held thereunder;

               (b) Present for payment all coupons and other income items held by it for the account of the Fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund account or accounts referred to in Section 6 hereof;

               (c) Receive and hold for the account of the Fund hereunder and deposit in the account or accounts referred to in Section 6 hereof all Securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar Securities issued with respect to any Portfolio Securities held by it hereunder[;]

               (d) Execute as agent on behalf of the Fund all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department thereunder, or by the laws of any State now or hereafter in effect, inserting the [F]und's name on such certificates as the owner of the Portfolio Securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any regulations of the Treasury Department issued thereunder, or under the laws of any State;

               (e) Present for payment all Portfolio Securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of the Fund in the account or accounts referred to in Section 6 hereof; and

               (f) Exchange interim receipts or temporary Securities for definitive Portfolio Securities.

        The Bank will use all reasonable effort to collect any funds which may to its knowledge become collectible arising from such Securities, including dividends, interest and other income, and to transmit to the Fund notice actually received by it of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Securities.

        If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Fund in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal. In addition, the Bank will send the Fund a written report once each week showing any income on any Portfolio Security held by it which is more than ten days overdue on the date of such report and which has not previously been reported.

        11. MAINTENANCE OF RECORDS; FUND EVALUATION; ACCOUNTING SERVICES. The Bank will maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations of the Act, and will furnish the Fund daily with a statement of condition of the Fund. The Bank will furnish to the Fund at the end of every month, and at the close of each quarter of the Fund's fiscal year, a list of the Portfolio Securities and the aggregate amount of cash held by it for the Fund. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding Securities and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Fund, and will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the Act.

        As custodian the Bank shall have and perform the following powers and duties:

               (a) To keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any executive officer of the Fund.

               (b) To compute and, unless otherwise directed the Board of Trustees of the Fund, determine as of close of business on the New York Stock Exchange each day on which said Exchange is open for unrestricted trading and as of such other hours, if any, as may be authorized by said Board of Trustees the net asset value and the public offering price of a share of Common Stock of the Fund, such determination to be made in accordance with the provisions of Declaration of Trust of the Fund and [registration statement on Form N-1A] relating to Fund, as they may from time to time be amended, and any applicable resolutions of the Board of Trustees of the Fund at the time in force and applicable; and promptly to notify the Fund and the NASD or such other persons as the Fund may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon information furnished to it by any Authorized Person in respect of
        (i) the manner of accrual of the liabilities of the Fund and in respect of liabilities of the Fund not appearing on its books of account kept by the Bank, (ii) reserves, if any, authorized by the Board of Trustees or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any Portfolio Security for which no price quotations are available, and

        (v) the method of computation of the public offering price on the basis of the net asset value of the shares, and the Bank shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to
        (iii) above.

               (c) To assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

        12.    CONCERNING THE BANK.

        A. PERFORMANCE OF DUTIES. In performing its duties hereunder and any other duties listed on any Schedule hereto, if any, the Bank will be entitled to receive and act upon the advice of counsel, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice. The word "counsel" as used in the preceding sentence shall mean counsel to the Fund or an attorney on the staff of the Administrator to the Fund, provided, however, that if such counsel or any such attorney is unable to render advice in a timely manner (in the context of the situation requiring advice) or if such counsel or any other such attorney would have a conflict in rendering such advice to the Bank, the word "counsel" shall also mean such other counsel, whether otherwise counsel to, or an employee of, the Bank, as would generally be viewed as having such specific knowledge and experience with respect to the issue or matter in question that prudent professionals in the industry would seek the advice of such counsel with respect to such type of issue or matter. In the performance of its duties hereunder, the Bank will be protected and not be liable, and will be indemnified and saved harmless for any action taken or omitted to be taken by it in good faith reliance upon the terms of this Agreement, any Officer's Certificate, Proper Instructions, resolution of the Trustees, telegram, notice, request, certificate or other instrument reasonably believed by the Bank to be genuine and for any other loss to the Fund except in the case of its gross negligence, willful misfeasance or bad faith in the performance of its duties or reckless disregard of its obligations and duties hereunder.

        The Bank may employ agents in the performance of its duties hereunder, including, upon receipt of Proper Instructions, subcustodians, provided that any such subcustodian meets at least the minimum qualifications required by Section 17(f)(1) of the Act to act as a custodian of the Fund's assets.

        The Bank shall have no liability to the Fund or any other person by reason of any act or omission of any subcustodian and the Fund shall indemnify the Bank and hold it harmless from any and against any and all actions, suits and claims, arising directly or indirectly out of the performance of any subcustodian. Upon request of the Bank, the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity.

        The Fund shall pay all fees and expenses of any subcustodian.

        The Bank will be under no duty or obligation to inquire into and will not be liable for:

               (a) the validity of the issue of any Portfolio Securities purchased by or for the Fund, the legality of the purchases thereof or the propriety of the priceincurred therefor;

               (b) the legality of any sale of any Portfolio Securities by or for the Fund or the propriety of the amount for which the same are sold;

               (c) the legality of an issue or sale of any shares of [C]ommon [S]tock of the Fund or the sufficiency of the amount to be received therefor;

               (d) the legality of the repurchase of any shares of [C]ommon [S]tock of the Fund or the propriety of the amount to be paid therefor;

               (e) the legality of the declaration of any dividend by the Fund or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend; or

               (f) any property or moneys of the Fund unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

        Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of the Fund are such as may properly be held by the Fund under the provisions of its [Declaration of Trust] or By-Laws, federal or state statutes or any rule or regulation of any governmental agency.

        B. FEES AND EXPENSES OF BANK. The Fund will pay or reimburse the Bank from time to time for any transfer taxes payable upon transfer of Portfolio Securities made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided above. For the services rendered by the Bank hereunder, the Fund will pay to the Bank such compensation or fees at such rate and at such times as shall be agreed upon in writing by the parties from time to time. The Bank will also be entitled to reimbursement by the Fund for all reasonable expenses incurred in conjunction with termination of this Agreement by the Fund.

        C. ADVANCES BY BANK. The Bank may, in its sole discretion, advance funds on behalf of the Fund to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments by the Fund. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Fund's account with the Bank, or for any other reason) this Agreement deems any such or related indebtedness, a loan made by the Bank to the Fund payable on demand and bearing interest at the current rate charged by the Bank for such loans unless the Fund shall provide the Bank with agreed upon compensating balances. The Fund agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness, in and to any property at any time held by it for the Fund's benefit or in which the Fund has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Fund authorizes the Bank, in its sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon against any balance of account standing to the credit of the Fund on the Bank's books.

        13.    TERMINATION.

               (a) This Agreement may be terminated at any time without penalty upon sixty days['] written notice delivered by either party to the other by means of registered mail, and upon the expiration of such sixty days this Agreement will terminate; provided, however, that the effective date of such termination may be postponed to a date not more than ninety days from the date of delivery of such notice (i) by the Bank in order to prepare for the transfer by the Bank of all of the assets of the Fund held hereunder, and (ii) by the Fund in order to give the Fund an opportunity to make suitable arrangements for a successor custodian. At any time after the termination of this Agreement, the Fund will, at its request, have access to the records of the Bank relating to the performance of its duties as custodian.

               (b) In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Fund. The obligation of the Bank to deliver and transfer over the assets of the Fund held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Fund does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection (c) of this Section 13, deliver the Portfolio Securities and cash of the Fund held by the Bank to a bank or trust company of its own selection which meets the requirements of
        Section 17(f)(1) of the Act and has a reported capital, surplus and undivided profits aggregating not less than $2,000,000, to be held as the property of the Fund under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Fund with the same effect as though selected by the Board of Trustees of the Fund.

               (c) Prior to the expiration of ninety (90) days after notice of termination has been given, the Fund may furnish the Bank with an order of the Fund advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the shareholders of the Fund the question of whether the Fund will be liquidated or will function without a custodian for the assets of the Fund held by the Bank. In that event the Bank will deliver the Portfolio Securities and cash of the Fund held by it, subject as aforesaid, in accordance with one of such alternatives which may be approved by the requisite vote of shareholders, upon receipt by the Bank of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Fund's Secretary.

        14. NOTICES. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below namely:

               (a) In the case of notices sent to the Fund to:

                      Domini Social Index Portfolio
                      6 St. James Avenue
                      Boston, Massachusetts 02116

               (b) In the case of notices sent to the Bank to:

                      Investors Bank & Trust Company
                      P.O. Box 1537
                      Boston, Massachusetts 02205-1537
                      Attention:  Timothy O'Leary

        or at such other place as such party may from time to time designate in writing.

        15. AMENDMENTS. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties.

        16. PARTIES. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Fund without the written consent of the Bank or by the Bank without the written consent of the Fund, authorized and approved by its Board of Trustees; and provided further that termination proceedings pursuant to Section 13 hereof will not be deemed to be an assignment within the meaning of this provision.

        17. GOVERNING LAW. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts.

        18. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. The term Domini Social Index [Portfolio] means and refers to the Trustees from time to time serving under the Declaration of Trust, as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the [F]und hereunder shall not be binding upon any of the Trustees, [s]hareholders, nominees, officers, agents or employees of the Fund, personally, but bind only the assets and property of the Fund, as provided in the Declaration of Trust of the Fund. The execution and delivery of this Agreement has been authorized by the Trustees of the Fund and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund as provided [in] its Declaration of Trust.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers thereunto duly authorized,

                                    DOMINI SOCIAL INDEX PORTFOLIO



                             By     /s/ James B. Craver
                                    Treasurer
Attest:  /s/ Thomas M. Lenz
        Assistant Secretary

                                    INVESTORS BANK & TRUST COMPANY



                             By     /s/ Henry N. Joyce
                                    Vice President
Attest:  /s/ Timothy P. O'Leary
        Vice President
        6/11/93